Exhibit 99.1	Press Release dated July 31, 2014

FOR RELEASE: CONTACT:	New Hartford, NY, July 31, 2014 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES
2014 SECOND QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- July 31, 2014 -- PAR Technology Corporation (NYSE: PAR) today announced results from continuing operations for the second quarter ended June 30, 2014.  PAR reported revenues from continuing operations of $57.4 million and net loss of $519,000 or $0.03 loss per share.  On a non-GAAP basis, the Company’s net loss from continuing operations for the second quarter was $336,000 or $0.02 loss per share.  During the second quarter of 2013, PAR reported revenue from continuing operations of $59.5 million and net income of $248,000 or $0.02 per diluted share.  On a non-GAAP basis, the Company’s net income from continuing operations was $302,000 or $0.02 per diluted share for the second quarter of 2013.  The non-GAAP results for the second quarter exclude charges related to the Company’s equity based compensation plans.

Commenting on the second quarter, Ronald J. Casciano, Chief Executive Officer & President, stated, “Although not unexpected, our results were impacted in the quarter by lower revenues in our Government segment due to the timing of certain task orders.  Our bottom line results were impacted by the continuing investments in our hospitality segment and specifically regarding our next generation hotel products.  However, we continue to make progress on executing that investment strategy and are making important strides towards broadening our customer base as well.  While certainly not satisfied with our results, we remain confident in our market opportunities and our leading technology and services in our Hospitality and Government segments.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do and not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. (Eastern) on July 31, 2014, during which the Company’s management will discuss the financial results for the second quarter of 2014.  If you would like to participate in this conference call, please dial 1-877-546-5018 approximately 10 minutes before the scheduled beginning and use the PAR passcode 40572879.  Individual and institutional investors also will have the opportunity to listen to the conference call live over the Internet.  Individual investors can listen by visiting PAR’s website at www.partech.com.  If you are unable to participate in the conference call, an automatic replay will be available until August 7, 2014 via www.partech.com or via telephone by dialing 1-888-286-8010 and using the passcode 72099280.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$12,953	$10,015
Accounts receivable-net	31,333	30,688
Inventories-net	22,425	24,465
Income tax refund	256	-
Deferred income taxes	4,694	3,747
Other current assets	3,249	3,418
Total current assets	74,910	72,333
Property, plant and equipment - net	5,935	5,494
Deferred income taxes	14,491	15,083
Goodwill	6,852	6,852
Intangible assets - net	15,664	15,071
Other assets	2,896	2,675
Total Assets	$120,748	$117,508
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$169	$166
Accounts payable	17,735	17,200
Accrued salaries and benefits	5,962	6,663
Accrued expenses	3,711	2,701
Customer deposits	751	1,071
Deferred service revenue	15,921	12,170
Income taxes payable	-	185
Total current liabilities	44,249	40,156
Long-term debt	833	918
Other long-term liabilities	3,705	3,714
Total liabilities	48,787	44,788
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,332,218 and 17,301,925 shares issued; 15,624,109 and 15,593,816 outstanding	347	344
Capital in excess of par value	44,466	43,635
Retained earnings	33,608	35,116
Accumulated other comprehensive loss	(624)	(539)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	71,961	72,720
Total Liabilities and Shareholders’ Equity	$120,748	$117,508

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended June 30,	For the three months ended June 30,	For the six months ended June 30,	For the six months ended June 30,
	2014	2013	2014	2013
Net revenues:
Product	$22,953	$22,257	$41,545	$46,173
Service	14,920	15,314	29,170	31,334
Contract	19,529	21,945	43,228	48,683
	57,402	59,516	113,943	126,190
Costs of sales:
Product	15,815	14,841	28,718	31,314
Service	10,831	10,904	20,384	22,456
Contract	18,495	20,312	40,567	45,791
	45,141	46,057	89,669	99,561
Gross margin	12,261	13,459	24,274	26,629
Operating expenses:
Selling, general and administrative	9,513	9,494	18,776	19,699
Research and development	3,761	3,706	7,625	7,846
	13,274	13,200	26,401	27,545
Operating income (loss) from continuing operations	(1,013)	259	(2,127)	(916)
Other income net	406	255	328	221
Interest expense	(25)	(13)	(42)	(26)
Income (loss) from continuing operations before (provision) benefit for income taxes	(632)	501	(1,841)	(721)
(Provision) benefit for income taxes	113	(253)	333	600
Income (loss) from continuing operations	(519)	248	(1,508)	(121)
Discontinued operations
Loss on discontinued operations (net of tax)	-	(191)	-	(206)
Net Income (loss)	$(519)	$57	$(1,508)	$(327)
Basic Earnings per Share:
Income (loss) from continuing operations	(0.03)	0.02	(0.10)	(0.01)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss)	$(0.03)	$0.00	$(0.10)	$(0.02)
Diluted Earnings per Share:
Loss from continuing operations	(0.03)	0.02	(0.10)	(0.01)
Loss from discontinued operations	-	(0.01)	-	(0.01)
Net income (loss)	$(0.03)	$0.00	$(0.10)	$(0.02)
Weighted average shares outstanding
Basic	15,612	15,171	15,473	15,162
Diluted	15,612	15,340	15,473	15,162

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)

	For the three months ended June 30, 2014			For the three months ended June 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$57,402	-	$57,402	$59,516	-	$59,516
Costs of sales	45,141	-	45,141	46,057	-	46,057
Gross Margin	12,261	-	12,261	13,459	-	13,459

Operating Expenses
Selling, general and administrative	9,513	278	9,235	9,494	82	9,412
Research and development	3,761	-	3,761	3,706	-	3,706
Total operating expenses	13,274	278	12,996	13,200	82	13,118
Operating (income) loss from continuing operations	(1,013)	278	(735)	259	82	341
Other income (expense), net	406	-	406	255	-	255
Interest expense	(25)	-	(25)	(13)	-	(13)
Income (loss) from continuing operations before (provision) benefit for income taxes	(632)	278	(354)	501	82	583
(Provision) benefit for income taxes	113	(95)	18	(253)	(28)	(281)
Income (loss) from continuing operations	$(519)	$183	$(336)	$248	$54	$302
Income (loss) from discontinued operations, (net of tax)	$-		$-	$(191)		$(191)
Net income (loss)	$(519)		$(336)	$57		$111
Income (loss) per diluted share from continuing operations	$(0.03)		$(0.02)	$0.02		$0.02
Income (loss) per diluted share from discontinuing operations	-		-	$(0.01)		$(0.01)
Income (loss) per diluted share	$(0.03)		$(0.02)	$0.00		$(0.01)

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

The adjustments for the three months ended June 30, relate to the Company’s stock compensation expense included within the Company’s operating expenses. During the second quarter of 2014, the Company recorded a charge of $278,000 for equity based compensation expense as compared to $82,000 recorded during the second quarter of 2013.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)

	For the six months ended June 30, 2014			For the six months ended June 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$113,943	-	$113,943	$126,190	-	$126,190
Costs of sales	89,669	-	89,669	99,561	-	99,561
Gross Margin	24,274	-	24,274	26,629	-	26,629

Operating Expenses
Selling, general and administrative	18,776	802	17,974	19,699	822	18,877
Research and development	7,625		7,625	7,846	106	7,740
Total operating expenses	26,401	802	25,599	27,545	928	26,617
Operating income (loss) from continuing operations	(2,127)	802	(1,325)	(916)	928	12
Other expense, net	328	-	328	221	-	221
Interest expense	(42)	-	(42)	(26)	-	(26)
Income (loss) from continuing operations before (provision) benefit for income taxes	(1,841)	802	(1,039)	(721)	928	207
(Provision) benefit for income taxes	333	(273)	60	600	(316)	284
Income (loss) from continuing operations	$(1,508)	$529	$(979)	$(121)	$612	$491
Income (loss) from discontinued operations, (net of tax)	$-		$-	$(206)		$(206)
Net income (loss)	$(1,508)		$(979)	$(327)		$285
Income (loss) per diluted share from continuing operations	$(0.10)		$(0.06)	$(0.01)		$0.03
Income (loss) per diluted share from discontinuing operations	-		-	$(0.01)		$(0.01)
Income (loss) per diluted share	$(0.10)		$(0.06)	$(0.02)		$0.02

During the six months ended June 30, 2014, the Company recorded $802,000 for equity based compensation expense. During the first six months of 2013, the Company recorded total charges of $928,000, which included a benefit of $281,000 related to equity compensation expense.  The other charges of $1,209,000 were composed of $938,000 for separation related charges and legal costs of $271,000 associated with an intellectual property matter that was settled during 2013.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.